CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 27, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2015 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $15.0 million or $0.72 per diluted common share
▪	Return on average tangible common equity of 14.14%
▪	Net interest margin of 3.97%
▪	Loan growth of $206.1 million or 19% annualized since March 31, 2015
▪	Gains on sale of loans held for sale of $14.6 million, a $5.8 million or 66% increase over the second quarter 2014
▪	Announced signing of three merger agreements:
▪ Community Bancorporation of New Mexico, Inc. on April 16, 2015
▪ First Scottsdale Bank, National Association on May 15, 2015
▪ Premier Valley Bank based in Fresno, California on May 29, 2015
▪	Completed systems conversion of Community Bank & Trust into Wisconsin Bank & Trust on May 15, 2015

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (in millions)	$15.2	$10.8	$30.9	$17.7
Net income available to common stockholders (in millions)	15.0	10.6	30.5	17.3
Diluted earnings per common share	0.72	0.56	1.47	0.92

Return on average assets	0.91%	0.73%	0.94%	0.60%
Return on average common equity	12.26	11.14	12.90	9.32
Return on average tangible common equity	14.14	12.66	14.88	10.65
Net interest margin	3.97	4.04	3.93	3.98

“Heartland’s second quarter performance was excellent. Net earnings of $15 million exceeded last year’s same quarter by 41 percent. Our results were fueled in part by a solid net interest margin of 3.97 percent, strong loan growth and an exceptional increase in noninterest income.”

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 27, 2015-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $15.0 million, or $0.72 per diluted common share, for the quarter ended June 30, 2015, compared to $10.6 million, or $0.56 per diluted common share, for the second quarter of 2014. Return on average common equity was 12.26% and return on average assets was 0.91% for the second quarter of 2015, compared to 11.14% and 0.73%, respectively, for the same quarter in 2014.

Positively affecting net income for the quarter were increases in net interest income, securities gains and gains on sale of loans held for sale. These improvements were partially offset by increases in the provision for loan and lease losses, salaries and employee benefits and other noninterest expenses. Loan growth for the quarter was $206.1 million or 19% annualized since March 31, 2015.

Commenting on Heartland’s second quarter results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “Heartland’s second quarter performance was excellent. Net earnings of $15 million exceeded last year’s same quarter by 41 percent. Our results were fueled in part by a solid net interest margin of 3.97 percent, strong loan growth and an exceptional increase in noninterest income.”

Net income available to common stockholders for the first six months of 2015 was $30.5 million, or $1.47 per diluted common share, compared to $17.3 million, or $0.92 per diluted common share, recorded during the first six months of 2014. Return on average common equity was 12.90% and return on average assets was 0.94% for the first six months of 2015, compared to 9.32% and 0.60%, respectively, for the same period in 2014.

On January 16, 2015, Heartland completed the acquisition of Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin, in an all stock transaction. Simultaneous with the closing, Community Bank & Trust was merged into Heartland's Wisconsin Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $525.3 million, total loans of $395.0 million and total deposits of $434.0 million. Systems conversion for this transaction was completed on May 15, 2015.

During the second quarter of 2015, Heartland announced it had entered into three definitive merger agreements. The first is with Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico. Under the terms of this agreement, Heartland will acquire Community Bancorporation of New Mexico, Inc. in an all cash transaction valued at approximately $11.3 million. Simultaneous with closing of the transaction, which is expected to occur during the third quarter of 2015,Community Bank will be merged into Heartland’s New Mexico Bank & Trust subsidiary. Community Bank had assets of approximately $183 million at March 31, 2015.

The second is with First Scottsdale Bank, National Association, in Scottsdale, Arizona. Under this agreement, Heartland will acquire First Scottsdale Bank in an all cash transaction valued at approximately $17.7 million, and First Scottsdale Bank will be merged into Heartland’s Arizona Bank & Trust subsidiary. The transaction is expected to close during the third quarter of 2015. First Scottsdale Bank had assets of approximately $106 million at March 31, 2015.

The third merger agreement signed during the quarter is with Premier Valley Bank, a community bank based in Fresno, California, that had assets of approximately $647 million at March 31, 2015. Under this agreement, Premier Valley will become a wholly-owned subsidiary of Heartland and operate under its present name and management team as Heartland's tenth state-chartered bank. Premier Valley shareholders will receive approximately $95 million or $7.73 per share of Premier Valley common stock in the merger, and may elect to receive this payment in shares of Heartland common stock or in cash, subject to proration so that 70% of the total payment is in Heartland common stock and 30% in cash. The transaction is expected to close during the fourth quarter of 2015.

“Expansion of our banking franchise through both organic and acquired growth remains a high priority for Heartland. The second quarter proved to be very active in terms of expansion with three acquisition announcements,” Fuller said.

Net Interest Margin As a Percentage of Average Earning Assets and In Dollars Increases

Net interest margin, expressed as a percentage of average earning assets, was 3.97% during the second quarter of 2015, an increase from 3.90% during the first quarter of 2015 and a decrease from 4.04% during the second quarter of 2014.

Fuller said, “We are very pleased to see net interest margin maintained near 4 percent. Our success in maintaining margin above many of our peers is a result of continuous pricing discipline on both sides of the balance sheet.”

Interest income increased $6.2 million or 10% to $65.4 million in the second quarter of 2015 from the $59.3 million recorded in the second quarter of 2014. After adjustment to add $2.4 million for the second quarter of 2015 and $2.7 million for the second quarter of 2014 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the second quarter of 2015 was $67.8 million compared to $62.0 million in the second quarter of 2014. The increase in interest income in the second quarter of 2015, as compared to the second quarter of 2014, was primarily due to an increase in average earning assets, which increased $748.7 million or 14% during the second quarter of 2015 compared to the second quarter of 2014, with approximately $412.7 million attributable to the acquisition completed during the first quarter of 2015 and the remainder attributable primarily to loan growth experienced during the last half of 2014 and first half of 2015. Also contributing to the increase in interest income during the second quarter of 2015 compared to the second quarter of 2014 was a change in the composition of average earning assets from lower-yielding investments to higher-yielding loans. The percentage of average net loans and leases to total earning assets was 73% during the second quarter of 2015 compared to 69% during the second quarter of 2014.

Interest expense for the second quarter of 2015 was $7.8 million, a decrease of $667,000 or 8% from $8.5 million in the second quarter of 2014. Average interest bearing liabilities increased $360.0 million or 9% for the quarter ended June 30, 2015, as compared to the same quarter in 2014, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 13 basis points from 0.83% in the second quarter of 2014 to 0.70% in the second quarter of 2015. The average interest rate paid on savings deposits was 0.23% during the second quarter of 2015 compared to 0.32% during the second quarter of 2014 and the average interest rate paid on time deposits was 0.97% during the second quarter of 2015 compared to 1.14% during the second quarter of 2014.

Net interest income increased $6.8 million or 13% to $57.6 million in the second quarter of 2015 from the $50.8 million recorded in the second quarter of 2014. Net interest income on a tax-equivalent basis totaled $60.1 million during the second quarter of 2015, an increase of $6.5 million or 12% from the $53.6 million recorded during the second quarter of 2014.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income totaled $30.7 million during the second quarter of 2015 compared to $21.5 million during the second quarter of 2014, an increase of $9.1 million or 42%. Net securities gains totaled $3.1 million during the second quarter of 2015 compared to $854,000 during the second quarter of 2014, an increase of $2.3 million or 264%. Gains on sale of loans held for sale totaled $14.6 million during the second quarter of 2015 compared to $8.8 million during the second quarter of 2014, an increase of $5.8 million or 66%.

For the second quarter of 2015, noninterest expenses totaled $63.5 million compared to $54.7 million during the second quarter of 2014, an increase of $8.8 million or 16%. The largest contributor to this increase was salaries and employee benefits, which increased $4.3 million or 13%, with $1.1 million attributable to the acquisition. Salaries and employee benefits were also affected by increases in incentive plan accruals and higher compensation in the mortgage segment during the second quarter of 2015. The other noninterest expense categories with significant increases during the second quarter of 2015 in comparison with the second quarter of 2014 were professional fees, which increased $1.0 million or 25%, and other noninterest expenses, which increased $3.1 million or 46%. Included in the 2015 second quarter other noninterest expenses was $2.2 million in costs associated with a partnership investment in a commercial and residential real estate project which qualifies for historic rehabilitation tax credits. These credits are included as a reduction to income tax expense as further described below. Excluding the effect of the cost associated with the tax credit investment, other noninterest expenses increased $945,000 or 14% during the second quarter of 2015 in comparison to the second quarter of 2014.

Heartland's effective tax rate was 20.83% for the second quarter of 2015 compared to 27.81% for the second quarter of 2014. Included in Heartland's income taxes for the second quarter of 2015 were federal historic rehabilitation tax credits totaling $2.9 million associated with Heartland's ownership interest in a qualifying real estate project. Federal low-income housing tax credits included in Heartland's income taxes totaled $145,000 during the second quarter of 2015 compared to $200,000 during the second quarter of 2014. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 23.35% during the second quarter of 2015 compared to 34.37% during the second quarter of 2014. The tax-equivalent adjustment for this tax-exempt interest income was $2.4 million during the second quarter of 2015 and $2.7 million during the second quarter of 2014.

Loans Increase Significantly and Deposits Decrease Slightly

Total assets were $6.72 billion at June 30, 2015, an increase of $665.2 million or 11% since year-end 2014. Total assets of Community Banc-Corp of Sheboygan, Inc. at acquisition date were $525.3 million. Securities represented 24% of total assets at June 30, 2015, compared to 28% at year-end 2014.

Total loans and leases held to maturity were $4.45 billion at June 30, 2015, compared to $3.88 billion at year-end 2014, an increase of $573.1 million or 15%, which includes $395.0 million acquired in the Community Bank & Trust merger. Exclusive of this acquisition, total loans and leases held to maturity increased $178.1 million or 9% annualized since year-end 2014.

Total deposits were $5.32 billion as of June 30, 2015, compared to $4.77 billion at year-end 2014, an increase of $549.2 million or 12%, with $434.0 million attributable to the Community Bank & Trust acquisition. Demand deposits totaled $1.54 billion at June 30, 2015, an increase of $241.2 million or 19% since year-end 2014, with $117.1 million attributable to the acquisition. Included in the deposit growth during the first six months of 2015 was a $140.3 million increase in brokered time deposits, the majority of which was issued during the second quarter to replace higher cost long-term FHLB advances and wholesale repurchase agreements that matured during the first six months of 2015.

Fuller stated, “An important contributor to Heartland’s solid performance is excellent loan growth of over $200 million in the second quarter. Growth in quality loans remains our number one priority and pipelines point toward continued growth.”

Decrease in Nonperforming Assets; Increase in Provision for Loan Losses

Nonperforming loans, excluding those covered under loss sharing agreements, were $26.7 million or 0.60% of total loans and leases at June 30, 2015, compared to $25.1 million or 0.63% of total loans and leases at December 31, 2014. Exclusive of $6.1 million of nonperforming assets acquired in the acquisition of Community Bank & Trust, nonperforming assets decreased $6.7 million or 15% since year-end 2014.

The allowance for loan and lease losses at June 30, 2015, was 1.03% of loans and leases and 170.78% of nonperforming loans compared to 1.07% of loans and leases and 168.58% of nonperforming loans at December 31, 2014. The provision for loan losses was $5.7 million for the second quarter of 2015 compared to $2.8 million for the second quarter of 2014, with a considerable portion of the increase attributed to the loan growth experienced during the quarter.

“Credit quality remains exceptional with non-performing loans to total loans at .60%, a four basis point improvement over the previous quarter. Steady and significant improvement in credit quality is an important driver of Heartland’s excellent performance,” Fuller concluded.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until July 25, 2016, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 85 banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri, and loan production offices in California, Nevada, Idaho, Oregon and Washington. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Interest Income
Interest and fees on loans and leases	$55,824	$48,101	$108,873	$94,485
Interest on securities:
Taxable	6,739	7,447	13,871	15,208
Nontaxable	2,874	3,708	5,790	6,830
Interest on federal funds sold	1	—	2	—
Interest on deposits in other financial institutions	3	7	7	14
Total Interest Income	65,441	59,263	128,543	116,537
Interest Expense
Interest on deposits	3,819	4,577	7,991	9,355
Interest on short-term borrowings	212	202	410	428
Interest on other borrowings	3,766	3,685	8,568	7,343
Total Interest Expense	7,797	8,464	16,969	17,126
Net Interest Income	57,644	50,799	111,574	99,411
Provision for loan and lease losses	5,674	2,751	7,345	9,082
Net Interest Income After Provision for Loan and Lease Losses	51,970	48,048	104,229	90,329
Noninterest Income
Service charges and fees	5,900	5,254	11,304	10,150
Loan servicing income	1,163	1,393	2,204	2,904
Trust fees	3,913	3,343	7,544	6,553
Brokerage and insurance commissions	916	1,158	2,003	2,281
Securities gains, net	3,110	854	7,463	1,635
Loss on trading account securities	—	—	—	(38)
Gains on sale of loans held for sale	14,599	8,796	28,341	15,175
Income on bank owned life insurance	459	339	983	702
Other noninterest income	601	398	1,482	1,023
Total Noninterest Income	30,661	21,535	61,324	40,385
Noninterest Expense
Salaries and employee benefits	36,851	32,563	73,489	64,882
Occupancy	4,028	3,984	8,287	8,034
Furniture and equipment	2,176	2,085	4,282	3,975
Professional fees	5,249	4,214	11,293	8,740
FDIC insurance assessments	899	980	1,855	1,960
Advertising	1,333	1,511	2,514	2,699
Intangible assets amortization	715	591	1,346	1,215
Other real estate and loan collection expenses	753	518	1,218	1,570
Loss on sales/valuations of assets, net	1,509	1,379	1,862	1,542
Other noninterest expenses	9,969	6,834	16,950	12,580
Total Noninterest Expense	63,482	54,659	123,096	107,197
Income Before Income Taxes	19,149	14,924	42,457	23,517
Income taxes	3,989	4,150	11,588	5,853
Net Income	15,160	10,774	30,869	17,664
Preferred dividends and discount	(204)	(204)	(408)	(408)
Net Income Available to Common Stockholders	$14,956	$10,570	$30,461	$17,256
Earnings per common share-diluted	$0.72	$0.56	$1.47	$0.92
Weighted average shares outstanding-diluted	20,877,236	18,746,735	20,681,800	18,739,067

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Interest Income
Interest and fees on loans and leases	$55,824	$53,049	$50,226	$49,311	$48,101
Interest on securities:
Taxable	6,739	7,132	6,972	7,547	7,447
Nontaxable	2,874	2,916	3,190	3,249	3,708
Interest on federal funds sold	1	1	—	1	—
Interest on deposits in other financial institutions	3	4	3	6	7
Total Interest Income	65,441	63,102	60,391	60,114	59,263
Interest Expense
Interest on deposits	3,819	4,172	4,144	4,655	4,577
Interest on short-term borrowings	212	198	222	227	202
Interest on other borrowings	3,766	4,802	3,854	3,741	3,685
Total Interest Expense	7,797	9,172	8,220	8,623	8,464
Net Interest Income	57,644	53,930	52,171	51,491	50,799
Provision for loan and lease losses	5,674	1,671	2,866	2,553	2,751
Net Interest Income After Provision for Loan and Lease Losses	51,970	52,259	49,305	48,938	48,048
Noninterest Income
Service charges and fees	5,900	5,404	5,078	4,857	5,254
Loan servicing income	1,163	1,041	1,360	1,319	1,393
Trust fees	3,913	3,631	3,350	3,194	3,343
Brokerage and insurance commissions	916	1,087	1,115	1,044	1,158
Securities gains, net	3,110	4,353	1,208	825	854
Loss on trading account securities	—	—	—	—	—
Gains on sale of loans held for sale	14,599	13,742	7,778	8,384	8,796
Income on bank owned life insurance	459	524	399	371	339
Other noninterest income	601	881	945	612	398
Total Noninterest Income	30,661	30,663	21,233	20,606	21,535
Noninterest Expense
Salaries and employee benefits	36,851	36,638	31,415	33,546	32,563
Occupancy	4,028	4,259	3,905	3,807	3,984
Furniture and equipment	2,176	2,106	2,097	2,033	2,085
Professional fees	5,249	6,044	5,072	4,429	4,214
FDIC insurance assessments	899	956	960	888	980
Advertising	1,333	1,181	1,442	1,383	1,511
Intangible assets amortization	715	631	487	521	591
Other real estate and loan collection expenses	753	465	524	215	518
Loss on sales/valuations of assets, net	1,509	353	116	447	1,379
Other noninterest expenses	9,969	6,981	7,930	7,386	6,834
Total Noninterest Expense	63,482	59,614	53,948	54,655	54,659
Income Before Income Taxes	19,149	23,308	16,590	14,889	14,924
Income taxes	3,989	7,599	4,327	2,916	4,150
Net Income	15,160	15,709	12,263	11,973	10,774
Preferred dividends and discount	(204)	(204)	(204)	(205)	(204)
Net Income Available to Common Stockholders	$14,956	$15,505	$12,059	$11,768	$10,570
Earnings per common share-diluted	$0.72	$0.76	$0.64	$0.63	$0.56
Weighted average shares outstanding-diluted	20,877,236	20,493,266	18,762,272	18,752,748	18,746,735

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Assets
Cash and due from banks	$111,909	$104,475	$64,150	$63,400	$98,613
Federal funds sold and other short-term investments	7,813	7,257	9,721	4,436	4,047
Cash and cash equivalents	119,722	111,732	73,871	67,836	102,660
Time deposits in other financial institutions	2,355	2,605	2,605	2,605	3,105
Securities:
Available for sale, at fair value	1,315,699	1,353,537	1,401,868	1,369,703	1,412,809
Held to maturity, at cost	283,258	284,030	284,587	255,312	257,217
Other investments, at cost	20,455	18,297	20,498	20,514	20,932
Loans held for sale	105,898	105,670	70,514	93,054	87,173
Loans and leases:
Held to maturity	4,449,823	4,243,689	3,876,745	3,798,305	3,694,734
Loans covered by loss share agreements	—	—	1,258	3,850	4,379
Allowance for loan and lease losses	(45,614)	(41,854)	(41,449)	(41,698)	(40,892)
Loans and leases, net	4,404,209	4,201,835	3,836,554	3,760,457	3,658,221
Premises, furniture and equipment, net	143,423	145,132	130,713	132,240	133,127
Other real estate, net	16,983	19,097	19,016	20,475	24,395
Goodwill	54,162	51,073	35,583	35,583	35,583
Other intangible assets, net	45,226	44,024	33,932	33,399	32,732
Cash surrender value on life insurance	96,693	95,118	82,638	82,224	81,840
FDIC indemnification asset	—	—	—	83	124
Other assets	108,924	74,126	59,433	61,122	63,792
Total Assets	$6,717,007	$6,506,276	$6,051,812	$5,934,607	$5,913,710
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,536,355	$1,515,004	$1,295,193	$1,274,439	$1,221,703
Savings	2,816,666	2,863,744	2,687,493	2,599,850	2,556,784
Time	964,248	887,650	785,336	852,430	862,995
Total deposits	5,317,269	5,266,398	4,768,022	4,726,719	4,641,482
Short-term borrowings	477,918	259,335	330,264	348,305	420,494
Other borrowings	296,594	361,300	395,705	334,311	329,507
Accrued expenses and other liabilities	46,020	51,896	61,504	41,873	49,806
Total Liabilities	6,137,801	5,938,929	5,555,495	5,451,208	5,441,289
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	20,616	20,586	18,511	18,477	18,468
Capital surplus	148,789	147,642	95,816	94,393	93,334
Retained earnings	325,106	312,212	298,764	288,555	278,632
Accumulated other comprehensive income	3,059	5,255	1,528	276	289
Treasury stock at cost	(62)	(46)	—	—	—
Total Equity	579,206	567,347	496,317	483,399	472,421
Total Liabilities and Equity	$6,717,007	$6,506,276	$6,051,812	$5,934,607	$5,913,710

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended June 30,		For the Six Months Ended June 30,
		2015	2014	2015	2014
Average Balances
Assets		$6,625,797	$5,800,104	$6,540,509	$5,785,309
Loans and leases, net of unearned		4,447,124	3,692,159	4,357,855	3,631,977
Deposits		5,302,235	4,665,993	5,232,398	4,649,683
Earning assets		6,069,844	5,321,149	5,964,112	5,299,857
Interest bearing liabilities		4,451,200	4,091,233	4,424,840	4,090,466
Common stockholders' equity		489,394	380,561	476,295	373,265
Total stockholders' equity		571,092	462,259	557,933	454,963
Tangible common stockholders' equity		424,245	334,747	412,834	326,866

Key Performance Ratios
Annualized return on average assets		0.91%	0.73%	0.94%	0.60%
Annualized return on average common equity		12.26%	11.14%	12.90%	9.32%
Annualized return on average common tangible equity		14.14%	12.66%	14.88%	10.65%
Annualized ratio of net charge-offs to average loans and leases		0.17%	0.05%	0.07%	0.55%
Annualized net interest margin(1)		3.97%	4.04%	3.93%	3.98%
Efficiency ratio, fully taxable equivalent(2)		67.43%	70.97%	69.14%	72.88%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Average Balances
Assets	$6,625,797	$6,454,271	$5,974,188	$5,882,792	$5,800,104
Loans and leases, net of unearned	4,447,124	4,267,593	3,899,465	3,812,218	3,692,159
Deposits	5,302,235	5,161,782	4,784,592	4,710,177	4,665,993
Earning assets	6,069,844	5,857,204	5,508,287	5,426,336	5,321,149
Interest bearing liabilities	4,451,200	4,398,184	4,123,478	4,099,526	4,091,233
Common stockholders' equity	489,394	463,048	406,664	393,740	380,561
Total stockholders' equity	571,092	544,746	488,362	475,438	462,259
Tangible common stockholders' equity	424,245	401,294	361,916	348,423	334,747

Key Performance Ratios
Annualized return on average assets	0.91%	0.97%	0.80%	0.79%	0.73%
Annualized return on average common equity	12.26%	13.58%	11.77%	11.86%	11.14%
Annualized return on average common tangible equity	14.14%	15.67%	13.22%	13.40%	12.66%
Annualized ratio of net charge-offs to average loans and leases	0.17%	0.12%	0.32%	0.18%	0.05%
Annualized net interest margin(1)	3.97%	3.90%	3.94%	3.96%	4.04%
Efficiency ratio, fully taxable equivalent(2)	67.43%	70.95%	69.99%	70.76%	70.97%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended June 30,		For the Six Months Ended June 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio		2015	2014	2015	2014
Net interest income		$57,644	$50,799	$111,574	$99,411
Taxable equivalent adjustment(1)		2,408	2,762	4,801	5,134
Fully taxable equivalent net interest income		60,052	53,561	116,375	104,545
Noninterest income		30,661	21,535	61,324	40,385
Securities gains, net		(3,110)	(854)	(7,463)	(1,635)
Adjusted income		$87,603	$74,242	$170,236	$143,295

Total noninterest expenses		$63,482	$54,659	$123,096	$107,197
Less:
Intangible assets amortization		715	591	1,346	1,215
Partnership investment in historic rehabilitation tax credits		2,190	—	2,190	—
Loss on sales/valuations of assets, net		1,509	1,379	1,862	1,542
Adjusted noninterest expenses		$59,068	$52,689	$117,698	$104,440

Efficiency ratio, fully taxable equivalent(2)		67.43%	70.97%	69.14%	72.88%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. Noninterest income and noninterest expenses exclude items that management believes are not comparable among the periods presented. This measure should not be considered a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP measure provides supplemental useful information for proper understanding of the financial results.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$57,644	$53,930	$52,171	$51,491	$50,799
Taxable equivalent adjustment(1)	2,408	2,393	2,550	2,613	2,762
Fully taxable equivalent net interest income	60,052	56,323	54,721	54,104	53,561
Noninterest income	30,661	30,663	21,233	20,606	21,535
Securities gains, net	(3,110)	(4,353)	(1,208)	(825)	(854)
Adjusted income	$87,603	$82,633	$74,746	$73,885	$74,242

Total noninterest expenses	$63,482	$59,614	$53,948	$54,655	$54,659
Less:
Intangible assets amortization	715	631	487	521	591
Partnership investment in historic rehabilitation tax credits	2,190	—	1,028	1,408	—
Loss on sales/valuation of assets, net	1,509	353	116	447	1,379
Adjusted noninterest expenses	$59,068	$58,630	$52,317	$52,279	$52,689

Efficiency ratio, fully taxable equivalent(2)	67.43%	70.95%	69.99%	70.76%	70.97%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. Noninterest income and noninterest expenses exclude items that management believes are not comparable among the periods presented. This measure should not be considered a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP measure provides supplemental useful information for proper understanding of the financial results.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Common Share Data
Book value per common share	$24.13	$23.59	$22.40	$21.74	$21.16
Tangible book value per common share(1)	$20.84	$20.41	$19.99	$19.30	$18.69
ASC 320 effect on book value per common share	$0.21	$0.38	$0.19	$0.10	$0.13
Common shares outstanding, net of treasury stock	20,614,325	20,585,072	18,511,125	18,477,463	18,467,646
Tangible capital ratio(2)	6.46%	6.52%	6.16%	6.06%	5.88%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$3,199,717	$3,067,315	$2,743,140	$2,709,544	$2,650,517
Residential mortgage	443,026	413,938	380,341	360,309	341,697
Agricultural and agricultural real estate	444,110	411,732	423,827	404,423	389,918
Consumer	364,441	351,981	330,555	326,148	315,234
Unearned discount and deferred loan fees	(1,471)	(1,277)	(1,118)	(2,119)	(2,632)
Total loans and leases held to maturity	$4,449,823	$4,243,689	$3,876,745	$3,798,305	$3,694,734

Loans covered under loss share agreements:
Commercial and commercial real estate	$—	$—	$54	$1,188	$1,208
Residential mortgage	—	—	1,204	1,762	1,995
Agricultural and agricultural real estate	—	—	—	573	567
Consumer	—	—	—	327	609
Total loans and leases covered under loss share agreements	$—	$—	$1,258	$3,850	$4,379

Other Selected Trend Information
Effective tax rate	20.83%	32.60%	26.08%	19.59%	27.81%
Full time equivalent employees	1,788	1,776	1,631	1,646	1,658
Trust assets under management	$1,957,616	$2,064,044	$1,860,546	$1,820,612	$1,859,643
Total Residential Mortgage Loan Applications	$615,463	$647,487	$383,845	$445,039	$460,533
Residential Mortgage Loans Originated	$421,798	$319,581	$293,268	$312,428	$277,895
Residential Mortgage Loans Sold	$402,151	$268,786	$281,250	$283,677	$208,429
Residential Mortgage Loan Servicing Portfolio	$3,785,794	$3,578,409	$3,498,724	$3,362,717	$3,198,510

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,854	$41,449	$41,698	$40,892	$38,573
Provision for loan and lease losses	5,674	1,671	2,866	2,553	2,751
Charge-offs on loans not covered by loss share agreements	(2,734)	(2,004)	(4,020)	(2,649)	(1,392)
Charge-offs on loans covered by loss share agreements	—	—	—	—	(8)
Recoveries	820	738	905	894	913
Recoveries on loans covered by loss share agreements	—	—	—	8	55
Balance, end of period	$45,614	$41,854	$41,449	$41,698	$40,892

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$26,710	$27,023	$25,070	$30,130	$29,076
Loans and leases past due ninety days or more as to interest or principal payments	—	9	—	—	—
Other real estate owned	16,983	19,097	19,016	19,873	23,761
Other repossessed assets	544	404	445	506	414
Total nonperforming assets not covered under loss share agreements	$44,237	$46,533	$44,531	$50,509	$53,251

Covered under loss share agreements:
Nonaccrual loans	$—	$—	$278	$297	$297
Other real estate owned	—	—	—	602	634
Total nonperforming assets covered under loss share agreements	$—	$—	$278	$899	$931

Performing troubled debt restructured loans	$10,903	$10,904	$12,133	$11,994	$12,076

Nonperforming Assets Activity
Balance, beginning of period	$46,533	$44,809	$51,408	$54,182	$61,228
Net loan charge offs	(1,914)	(1,266)	(3,115)	(1,747)	(432)
New nonperforming loans	4,676	4,059	5,226	5,911	4,264
Acquired nonperforming assets	—	6,101	—	—	—
Reduction of nonperforming loans(1)	(1,409)	(4,493)	(6,446)	(2,679)	(4,145)
OREO/Repossessed assets sales proceeds	(3,202)	(2,312)	(1,252)	(4,313)	(5,878)
OREO/Repossessed assets writedowns, net	(565)	(319)	(918)	(38)	(902)
Net activity at Citizens Finance Co.	118	(46)	(94)	92	47
Balance, end of period	$44,237	$46,533	$44,809	$51,408	$54,182

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.60%	0.64%	0.63%	0.79%	0.79%
Ratio of nonperforming assets to total assets	0.66%	0.72%	0.73%	0.85%	0.90%
Annualized ratio of net loan charge-offs to average loans and leases	0.17%	0.12%	0.32%	0.18%	0.05%
Allowance for loan and lease losses as a percent of loans and leases	1.03%	0.99%	1.07%	1.10%	1.11%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	170.78%	154.83%	168.58%	138.40%	140.64%
Loans delinquent 30-89 days as a percent of total loans	0.31%	0.42%	0.21%	0.32%	0.25%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,324,870	$6,739	2.04%	$1,287,411	$7,447	2.32%
Nontaxable(1)	325,023	4,422	5.46	374,093	5,705	6.12
Total securities	1,649,893	11,161	2.71	1,661,504	13,152	3.17
Interest bearing deposits	10,889	3	0.11	7,236	7	0.39
Federal funds sold	5,109	1	0.08	202	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	3,122,239	37,666	4.84	2,584,110	31,418	4.88
Residential mortgage	538,170	5,415	4.04	428,160	4,617	4.33
Agricultural and agricultural real estate(1)	428,284	5,280	4.94	371,191	4,742	5.12
Consumer	358,431	7,204	8.06	308,698	6,484	8.42
Fees on loans	—	1,119	—	—	1,604	—
Less: allowance for loan and lease losses	(43,171)	—	—	(39,952)	—	—
Net loans and leases	4,403,953	56,684	5.16	3,652,207	48,865	5.37
Total earning assets	6,069,844	67,849	4.48%	5,321,149	62,024	4.68%
Nonearning Assets	555,953			478,955
Total Assets	$6,625,797			$5,800,104
Interest Bearing Liabilities
Savings	$2,852,272	$1,642	0.23%	$2,585,831	$2,090	0.32%
Time, $100,000 and over	348,661	794	0.91	328,950	842	1.03
Other time deposits	552,115	1,383	1.00	543,326	1,645	1.21
Short-term borrowings	373,021	212	0.23	300,936	202	0.27
Other borrowings	325,131	3,766	4.65	332,190	3,685	4.45
Total interest bearing liabilities	4,451,200	7,797	0.70%	4,091,233	8,464	0.83%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,549,187			1,207,886
Accrued interest and other liabilities	54,318			38,726
Total noninterest bearing liabilities	1,603,505			1,246,612
Stockholders' Equity	571,092			462,259
Total Liabilities and Stockholders' Equity	$6,625,797			$5,800,104
Net interest income(1)		$60,052			$53,560
Net interest spread(1)			3.78%			3.85%
Net interest income to total earning assets(1)			3.97%			4.04%
Interest bearing liabilities to earning assets	73.33%			76.89%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,304,304	$13,871	2.14%	$1,315,116	$15,208	2.33%
Nontaxable(1)	328,163	8,908	5.47	386,438	10,508	5.48
Total securities	1,632,467	22,779	2.81	1,701,554	25,716	3.05
Interest bearing deposits	10,046	7	0.14	6,828	14	0.41
Federal funds sold	6,356	2	0.06	504	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	3,072,995	73,541	4.83	2,542,457	61,730	4.90
Residential mortgage	508,723	10,298	4.08	414,254	8,967	4.37
Agricultural and agricultural real estate(1)	423,295	10,310	4.91	372,681	9,477	5.13
Consumer	352,842	14,092	8.05	302,585	12,668	8.44
Fees on loans		2,315	—		3,099	—
Less: allowance for loan and lease losses	(42,612)	—	—	(41,006)	—	—
Net loans and leases	4,315,243	110,556	5.17	3,590,971	95,941	5.39
Total earning assets	5,964,112	133,344	4.51%	5,299,857	121,671	4.63%
Nonearning Assets	576,397			485,452
Total Assets	$6,540,509			$5,785,309
Interest Bearing Liabilities
Savings	$2,841,675	$3,437	0.24%	$2,562,256	$4,152	0.33%
Time, $100,000 and over	346,523	1,632	0.95	334,615	1,717	1.03
Other time deposits	544,187	2,922	1.08	555,097	3,486	1.27
Short-term borrowings	334,105	410	0.25	303,489	428	0.28
Other borrowings	358,350	8,568	4.82	335,009	7,342	4.42
Total interest bearing liabilities	4,424,840	16,969	0.77%	4,090,466	17,125	0.84%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,500,013			1,197,715
Accrued interest and other liabilities	57,663			42,165
Total noninterest bearing liabilities	1,557,676			1,239,880
Stockholders' Equity	557,993			454,963
Total Liabilities and Stockholders' Equity	$6,540,509			$5,785,309
Net interest income(1)		$116,375			$104,546
Net interest spread(1)			3.74%			3.79%
Net interest income to total earning assets(1)			3.93%			3.98%
Interest bearing liabilities to earning assets	74.19%			77.18%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Total Assets
Dubuque Bank and Trust Company	$1,541,610	$1,413,772	$1,508,573	$1,389,241	$1,393,391
Wisconsin Bank & Trust	1,150,867	1,128,104	650,658	664,630	658,773
New Mexico Bank & Trust	1,141,575	1,113,031	1,142,580	1,069,722	1,050,117
Morrill & Janes Bank and Trust Company	860,781	888,321	898,161	867,346	837,148
Illinois Bank & Trust(1)	784,162	748,937	778,542	798,934	803,448
Arizona Bank & Trust	510,838	487,059	470,997	471,661	467,966
Rocky Mountain Bank	508,262	477,799	468,671	480,345	472,079
Minnesota Bank & Trust	195,201	169,254	167,808	165,580	165,250
Summit Bank & Trust	152,672	140,868	134,145	137,774	135,721
Total Deposits
Dubuque Bank and Trust Company	$1,144,932	$1,166,070	$1,211,896	$1,055,036	$1,001,798
Wisconsin Bank & Trust	985,804	939,157	554,722	564,674	558,654
New Mexico Bank & Trust	891,003	880,422	860,465	828,637	814,523
Morrill & Janes Bank and Trust Company	662,524	696,606	703,016	686,833	680,176
Illinois Bank & Trust(1)	645,354	625,885	600,357	654,592	649,082
Arizona Bank & Trust	405,680	378,422	351,635	390,167	382,011
Rocky Mountain Bank	417,647	407,958	395,609	395,728	384,856
Minnesota Bank & Trust	172,547	148,773	150,146	148,453	148,260
Summit Bank & Trust	122,928	124,113	111,859	118,896	118,275
Net Income (Loss)
Dubuque Bank and Trust Company	$7,416	$6,016	$5,184	$4,480	$4,135
Wisconsin Bank & Trust	2,950	2,181	1,737	1,077	1,299
New Mexico Bank & Trust	3,658	4,164	2,015	3,201	2,855
Morrill & Janes Bank and Trust Company	1,566	1,656	2,157	1,626	1,711
Illinois Bank & Trust(1)	1,309	2,482	1,721	1,538	1,465
Arizona Bank & Trust	998	677	1,159	551	1,243
Rocky Mountain Bank	1,196	1,156	1,684	1,448	388
Minnesota Bank & Trust	223	162	395	106	59
Summit Bank & Trust	(81)	305	(491)	(65)	(82)
Return on Average Assets
Dubuque Bank and Trust Company	2.02%	1.66%	1.43%	1.27%	1.20%
Wisconsin Bank & Trust	1.04	0.83	1.05	0.65	0.82
New Mexico Bank & Trust	1.28	1.52	0.72	1.20	1.10
Morrill & Janes Bank and Trust Company	0.72	0.77	0.99	0.76	0.81
Illinois Bank & Trust(1)	0.66	1.35	0.87	0.73	0.73
Arizona Bank & Trust	0.81	0.58	0.97	0.47	1.05
Rocky Mountain Bank	0.98	0.99	1.42	1.22	0.34
Minnesota Bank & Trust	0.51	0.40	0.98	0.26	0.15
Summit Bank & Trust	(0.23)	0.92	(1.46)	(0.19)	(0.26)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.48%	3.55%	3.69%	3.63%	3.67%
Wisconsin Bank & Trust	4.70	4.44	4.09	4.24	4.27
New Mexico Bank & Trust	3.79	3.88	3.73	3.85	3.96
Morrill & Janes Bank and Trust Company	3.54	3.35	3.35	3.51	3.50
Illinois Bank & Trust(1)	3.58	3.69	3.61	3.43	3.65
Arizona Bank & Trust	4.10	4.17	4.28	4.23	4.47
Rocky Mountain Bank	4.30	4.31	4.74	4.44	4.36
Minnesota Bank & Trust	3.71	3.95	4.02	3.84	3.88
Summit Bank & Trust	3.64	4.16	3.74	3.81	3.98

(1) Includes Galena State Bank & Trust Co. for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$945,574	$907,956	$952,114	$917,092	$908,729
Wisconsin Bank & Trust	876,321	865,323	502,310	509,364	496,486
New Mexico Bank & Trust	658,543	635,843	635,402	609,170	575,685
Morrill & Janes Bank and Trust Company	520,978	475,295	440,899	445,100	429,326
Illinois Bank & Trust(1)	455,247	439,757	429,772	419,202	414,803
Arizona Bank & Trust	383,588	355,986	342,731	335,648	328,438
Rocky Mountain Bank	375,860	343,008	354,455	356,049	339,479
Minnesota Bank & Trust	127,172	114,477	110,920	104,061	105,142
Summit Bank & Trust	95,275	87,913	90,515	88,199	84,040
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,223	$9,376	$9,403	$9,143	$9,441
Wisconsin Bank & Trust	6,397	5,148	5,216	5,327	4,564
New Mexico Bank & Trust	6,913	6,670	6,863	6,688	6,628
Morrill & Janes Bank and Trust Company	4,748	3,200	2,305	2,077	1,741
Illinois Bank & Trust(1)	5,304	5,056	4,734	5,343	4,888
Arizona Bank & Trust	3,700	3,566	3,258	3,432	3,754
Rocky Mountain Bank	3,347	3,155	3,450	4,048	4,179
Minnesota Bank & Trust	1,267	1,170	1,116	1,052	1,071
Summit Bank & Trust	896	850	1,554	996	1,099
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,593	$4,056	$3,067	$6,151	$5,718
Wisconsin Bank & Trust	9,530	8,857	2,967	3,335	3,617
New Mexico Bank & Trust	2,985	4,386	6,416	5,550	4,781
Morrill & Janes Bank and Trust Company	733	406	380	519	368
Illinois Bank & Trust(1)	5,132	5,499	5,939	7,611	7,039
Arizona Bank & Trust	1,003	1,009	2,156	2,732	2,946
Rocky Mountain Bank	1,443	2,111	1,954	3,008	3,471
Minnesota Bank & Trust	—	—	—	—	—
Summit Bank & Trust	630	40	1,076	583	567
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	0.98%	1.03%	0.99%	1.00%	1.04%
Wisconsin Bank & Trust	0.73	0.59	1.04	1.05	0.92
New Mexico Bank & Trust	1.05	1.05	1.08	1.10	1.15
Morrill & Janes Bank and Trust Company	0.91	0.67	0.52	0.47	0.41
Illinois Bank & Trust(1)	1.17	1.15	1.10	1.27	1.18
Arizona Bank & Trust	0.96	1.00	0.95	1.02	1.14
Rocky Mountain Bank	0.89	0.92	0.97	1.14	1.23
Minnesota Bank & Trust	1.00	1.02	1.01	1.01	1.02
Summit Bank & Trust	0.94	0.97	1.72	1.13	1.31

(1) Includes Galena State Bank & Trust Co. for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014.